EXHIBIT 99.1

3D Systems Reports Fourth Quarter Results

  Highest Quarterly and Annual Revenue and Printer Units Ever

  Initiates Revenue and Earnings Guidance for 2012

ROCK HILL, S.C., Feb. 23, 2012 (GLOBE NEWSWIRE) --3D Systems Corporation (NYSE:DDD) announced today non-GAAP adjusted earnings of 27 cents per share for the fourth quarter of 2011 and GAAP earnings of 16 cents per share.

Revenue increased 35% to $69.9 million for the fourth quarter of 2011 and 44% to $230.4 million for the full year. Printer units grew 190% for the quarter and 242% for the year resulting in record printer revenue and units shipped.

To facilitate a better understanding of the impact that several significant strategic acquisitions had on its financial results, with today's earnings release the company began to report non-GAAP measures which adjust net income and earnings per share by excluding the impact of stock-based compensation, amortization of intangibles, non-cash interest expense, non-recurring acquisition expenses and the release of the valuation allowance on deferred tax assets. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

For the full year 2011 the company reported non-GAAP adjusted net income of $41.0 million resulting in $0.81 per share, up 69% compared to full year 2010, and GAAP net income of $35.4 million, or $0.70 per share.

Gross profit increased 32% for the fourth quarter and 47% for the full year 2011. Gross profit margin expanded 100 basis points to 47% for the full year 2011, reflecting steady progress from the company's effective integration and cost down initiatives. The company reported that its annual gross profit margin excluding all acquisitions since 2009 expanded from 47% for full year 2010 to 52% for full year 2011. The company's annual gross profit margin excluding all businesses acquired during 2011 improved from 46% for 2010 to 49% for 2011. The company's reported fourth quarter and full year total gross profit margin of 47% primarily reflected the expected temporary drag from its more recently acquired businesses with higher concentration of acquisitions during the second half of 2011.

The company generated $27.7 million of cash from operations for the year 2011, after incurring a $21.1 million increase in its operating expenses from previously announced and expected acquisition costs, litigation expenses and higher sales costs. The annual increase included a $3.6 million increase in R&D expenditures in support of its Cubify.com consumer initiative and a number of significant new product launches that occurred during the second half of the year.

"We are very pleased with our continued strong performance and record quarterly and annual results," said Abe Reichental, 3D Systems' President and Chief Executive Officer. "We are thrilled that our print materials revenue topped $20 million for the quarter and $70 million for the full year on tripling printer units that we sold to manufacturers and consumers alike, underscoring the power of our recurring revenue engine and the value of our differentiated approach."

The table below summarizes the company's key 2011 non-GAAP financial results for the fourth quarter and full year.

Non-GAAP Operating Highlights	Fourth Quarter			Full Year

($ in millions, except per share amounts)			% Change			% Change
			Favorable			Favorable
	2011	2010	(Unfavorable)	2011	2010	(Unfavorable)
Revenue (GAAP)	$69.9	$51.6	35%	$230.4	$159.9	44%
Gross profit	$32.9	$24.9	32%	$109.3	$74.5	47%
% of revenue	47%	48%		47%	47%
Operating expenses	$16.8	$14.0	(20%)	$63.0	$49.5	(27%)
% of revenue	24%	27%		27%	31%
Operating income	$16.1	$11.0	47%	$46.3	$24.9	86%
% of revenue	23%	21%		20%	16%
Net income	$13.8	$9.6	44%	$41.0	$22.4	83%
% of revenue	20%	19%		18%	14%
Diluted earnings per share	$0.27	$0.20	35%	$0.81	$0.48	69%
Available cash	$179.1	$37.3	380%	$179.1	$37.3	380%
Depreciation & amortization	$4.1	$2.2	89%	$11.5	$7.5	(53%)
% of revenue	6%	4%		5%	5%
- Percents are rounded to nearest whole number
- 2010 earnings per share are adjusted for the two-for-one stock split effected in the second quarter of 2011
- Gross profit, operating expenses, operating income, net income and earnings per share have been adjusted to reflect non-GAAP operating results. See the reconciliation of non-GAAP data to GAAP net income and earnings per share at the end of this press release.

During the fourth quarter, the company generated revenue growth from all its revenue categories. 3D printer units sold increased 190% over the 2010 period, but accounted for only a $0.5 million revenue increase as a result of the company's continued mix shift towards its lower price personal, professional and production printers. Print materials revenue grew 21% to an all-time company record of $20.2 million for the quarter benefitting from the cumulative impact of its 242% annual printer units sales growth as a result of its continued portfolio and price point expansion. Services revenue for the quarter increased by $13.7 million over the 2010 period to $27.9 million and included $18.7 million of on-demand parts revenue.

The company ended 2011 with $179.1 million of available cash, including the $145.4 million of net proceeds from the issuance of senior convertible notes during the fourth quarter of 2011. On January 3, 2012, the company paid $135.5 million of cash to complete the acquisition of Z Corporation ("Z Corp") and Vidar Systems Corporation ("Vidar"). As of February 22, 2012, the company had $51.6 million of cash on hand.

The company affirmed its long-term target operating model and instituted annual guidance for the full year 2012. In line with its long-term target operating model and inclusive of the acquisitions of Z Corp and Vidar, the company expects its 2012 revenue to be in the range of $330 million to $360 million and its non-GAAP adjusted earnings per share to be in the range of $1.00 to $1.25. The company expects to incur additional acquisition, restructuring and severance costs in the range of $2.0 million to $2.5 million, primarily during the first quarter of 2012 driven by the completion of the Z Corp and Vidar acquisitions and related integrations. These expected costs are included in the company's guidance.

"We entered 2012 with positive sales momentum that is augmented by over $8 million of backlog and powered by a 330-strong reseller channel that is ready to sell our combined portfolio of personal and professional printers. While we face lingering economic uncertainties in parts of the world and residual growing pains from our rapid expansion, we believe that we are well positioned organizationally, geographically and technologically to benefit from the expanding rapid manufacturing and emerging consumer opportunities," concluded Reichental.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast to discuss its operating results for the fourth quarter and full year 2011 on Thursday, February 23, 2012 at 11:30 a.m., Eastern Time.

  To access this conference call, dial 1-866-700-7101 from in the U.S. or 1-617-213-8837 from outside the U.S. and enter participant code 46716810.

  To access the webcast, log onto 3D Systems' web site at investor.3dsystems.com. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately two hours after completion of the call at: investor.3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional end-use parts empowering our customers to create with confidence.

More information on the company is available at www.3DSystems.com.

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.zcorp.com, www.toptobottomdental.com, www.3Dproparts.com, www.quickparts.com, www.alibre.com, www.bitsfrombytes.com, www.cubify.com, www.The3dStudio.com, www.freedomofcreation.com, www.sycode.com, www.botmill.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

3D SYSTEMS CORPORATION
Consolidated Statements of Income and Comprehensive Income
Quarters and Year Ended December 31, 2011 and 2010

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010

Revenue:
Products	$ 41,944	$ 37,333	$ 137,306	$ 113,117
Services	27,916	14,262	93,117	46,751
Total revenue	69,860	51,595	230,423	159,868

Cost of sales:
Products	20,837	17,659	66,589	56,041
Services	16,158	9,065	54,806	29,851
Total cost of sales	36,995	26,724	121,395	85,892

Gross profit	32,865	24,871	109,028	73,976

Operating expenses:
Selling, general and administrative	17,572	12,436	59,795	42,331
Research and development	4,594	2,746	14,331	10,725
Total operating expenses	22,166	15,182	74,126	53,056

Income from operations	10,699	9,689	34,902	20,920
Interest and other expense , net	1,991	840	2,456	1,181

Income before income taxes	8,708	8,849	32,446	19,739
Provision for (benefit of) income taxes	703	(594)	(2,974)	173

Net income	$ 8,005	$ 9,443	$ 35,420	$ 19,566

Other comprehensive income
Unrealized (loss) on pension obligation	(275)	(59)	(275)	(65)
Foreign currency translation gain (loss)	(1,493)	(151)	(1,743)	406

Comprehensive income	$ 6,237	$ 9,233	$ 33,402	$ 19,907

Net income per share - basic (1)	$ 0.16	$ 0.20	$ 0.71	$ 0.42
Net income per share - diluted (1)	$ 0.16	$ 0.20	$ 0.70	$ 0.42

(1) See Schedule 1 for the calculation of basic and diluted earnings per share. 2010 per share data have been adjusted to reflect the two-for-one stock split effected in the second quarter of 2011

3D SYSTEMS CORPORATION
Consolidated Balance Sheets
December 31, 2011 and December 31, 2010

	December 31,	December 31,
(in thousands)	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$ 179,120	$ 37,349
Accounts receivable, net	51,195	35,800
Inventories, net	25,283	23,811
Prepaid expenses and other current assets	2,241	1,295
Current deferred income taxes	3,528	1,874
Restricted cash	13	11
Total current assets	261,380	100,140

Property and equipment, net	29,594	27,669
Intangible assets, net	54,040	18,275
Goodwill	107,651	58,978
Long term deferred taxes	3,195	--
Other assets, net	7,114	3,738
Total assets	$ 462,974	$ 208,800

LIABILITIES AND EQUITY

Current liabilities:
Current portion of capitalized lease obligations	$ 163	$ 224
Accounts payable	25,911	26,556
Accrued liabilities	16,816	17,969
Customer deposits	3,398	2,298
Deferred revenue	12,735	10,618
Total current liabilities	59,023	57,665

Long-term portion of capitalized lease obligations	7,609	8,055
Convertible senior notes, net	131,107	--
Other liabilities	10,447	9,961
Total liabilities	208,186	75,681

Commitments and contingencies	--	--
Shareholders' equity:
Preferred stock, authorized 5,000 shares, none issued	--	--
Common stock, authorized 120,000 (2011) and 60,000 (2010)
shares, issued and outstanding 50,975 shares (2011) and 46,948 shares (2010) *	51	23
Additional paid-in capital	274,542	186,252
Treasury stock, at cost; 324 shares (2011)
and 268 shares (2010) *	(214)	(189)
Accumulated deficit	(22,531)	(57,925)
Accumulated other comprehensive income	2,940	4,958

Total equity	254,788	133,119
Total liabilities and equity	$ 462,974	$ 208,800

*2010 share and per share data have been adjusted to reflect the two-for-one stock split effected in the second quarter of 2011

3D SYSTEMS CORPORATION
Unaudited Reconciliation of Non-GAAP Net Income to Net Income
Quarters and Year Ended December 31, 2011 and 2010

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010

GAAP Net Income	$ 8,005	$ 9,443	$ 35,420	$ 19,566

Adjustments:
Stock-based compensation	810	349	2,637	1,406
Amortization of intangibles (a)	2,075	692	5,050	1,939
Acquisition and severance expenses (b)	2,513	235	3,664	646
Non-cash interest expenses	400	--	400	--
Release of valuation allowance on deferred tax assets	--	(1,162)	(6,221)	(1,162)

Non-GAAP adjusted net income	$ 13,803	$ 9,557	$ 40,950	$ 22,395

Non-GAAP adjusted income per share - basic (c)	$ 0.27	$ 0.21	$ 0.82	$ 0.49
Non-GAAP adjusted income per share - diluted (c)	$ 0.27	$ 0.20	$ 0.81	$ 0.48

(a) Represents amortization expense for the years ended December 31, 2011 and 2010, of which $237 and $475, respectively, is included in the cost of sales and the remaining $4,813 and $1,464, respectively, is included in operating expenses. For the fourth quarter December 31, 2011 and 2010, amortization expense of $44 and $48, respectively was included in cost of sales.
(b) Represents acquisition and severance expenses. Expenses for the quarter and full year 2011 include $2,513 and $3,664, respectively. Expenses for the quarter and full year 2010 include $235 and $646, respectively.
© Assumes in each period that the number of shares of common stock used in the calculation of earnings per share was unchanged from those presented in our consolidated statements of income and comprehensive income.

3D SYSTEMS CORPORATION
Consolidated Statements of Cash Flows
Year Ended December 31, 2011 and 2010

	Year Ended December 31,
(in thousands)	2011	2010

Cash flows from operating activities:
Net income	$ 35,420	$ 19,566
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (benefit of) deferred income taxes	(5,140)	(1,235)
Depreciation and amortization	11,502	7,520
Provision for bad debts, net	1,731	102
Stock-based compensation	2,637	1,406
Loss on the disposition of property and equipment	256	91
Changes in operating accounts:
Accounts receivable	(12,090)	(7,456)
Inventories	(2,608)	(5,693)
Prepaid expenses and other current assets	45	1,366
Accounts payable	(3,457)	10,433
Accrued liabilities	141	2,505
Customer deposits	857	1,677
Deferred revenue	525	2,188
Other operating assets and liabilities	(2,159)	(626)
Net cash provided by operating activities	27,660	31,844

Cash flows from in investing activities:
Purchases of property and equipment	(2,870)	(1,283)
Proceeds from disposition of property and equipment	174	6
Cash paid for acquisitions, net of cash assumed	(92,677)	(19,195)
Additions to license and patent costs	(336)	(302)
Net cash used in investing activities	(95,709)	(20,774)

Cash flows from financing activities:
Proceeds from issuance of common stock	62,054	--
Proceeds from exercise of stock options and restricted stock	2,764	1,214
Proceeds from convertible notes	148,960	--
Convertible notes capitalized costs	(3,594)	--
Repayment of capital lease obligations	(221)	(216)
Repayment of short-term borrowings		--
Restricted cash	12	43
Net cash provided by financing activities	209,975	1,041
Effect of exchange rate changes on cash	(155)	325
Net increase in cash and cash equivalents	141,771	12,436
Cash and cash equivalents at the beginning of the period	37,349	24,913
Cash and cash equivalents at the end of the period	$ 179,120	$ 37,349

Supplemental Cash Flow Information:
Interest payments	$ 1,188	$ 589
Income tax payments	1,523	711
Non-cash items:		--
Transfer of equipment from inventory to property and equipment, net	3,714	2,484
Transfer of equipment to inventory from property and equipment, net	1,068	265
Stock issued for acquisition of businesses	3,042	5,895

3D SYSTEMS CORPORATION
Schedule 1

Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings per share computations:

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010

Basic and diluted earnings per share:
Basic earnings per share:
Numerator:
Net income	$ 8,005	$ 9,443	$ 35,420	$ 19,566

Denominator:
Weighted average common shares outstanding*	50,615	46,608	49,748	46,168

Basic earnings per share*	$ 0.16	$ 0.20	$ 0.71	$ 0.42

Diluted earnings per share:
Numerator:
Net income	$ 8,005	$ 9,443	$ 35,420	$ 19,566

Denominator:
Weighted average common shares outstanding*	50,615	46,608	49,748	46,168
Effect of dilutive securities:
Stock options *	838	1,050	975	760
Diluted weighted average shares outstanding*	51,453	47,658	50,723	46,928

Diluted earnings per share*	$ 0.16	$ 0.20	$ 0.70	$ 0.42

*2010 share and per share data has been adjusted to reflect the two-for-one stock split effected in the second quarter of 2011
CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact: Cathy Lewis
         803-326-3950
         Email: LewisCl@3dsystems.com